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Exhibit 10.1

AHCA CONTRACT NO. FA971
AMENDMENT NO. 8
THIS CONTRACT, entered into between the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency" and WELLCARE OF FLORIDA, INC., D/B/A STAYWELL HEALTH PLAN OF FLORIDA, hereinafter referred to as the "Vendor," or “Health Plan,” is hereby amended as follows:

1.	Attachment II, Core Contract Provisions, Section II, General Overview, Item D., General Responsibilities of the Health Plan , sub-item 24. is hereby included as follows:

24.	Health Insurance Providers Fee

a.	General
Pursuant to Section 26 CFR Part 57 (2013) (the applicable regulations providing guidance to section 9010 of the “Affordable Care Act"), the Health Plan is required to pay the "Health Insurance Providers" Fee annually. The Agency will pay the portion of this fee specifically related to the Health Plan's performance of this Contract with an adjustment related to the federal and state income tax impact of this Fee using the methodology described below under the following conditions:

(1)
The entity which comprises the Health Plan or of which the Health Plan is a part and which is required to submit the IRS Form 8963 pursuant to the above mentioned federal regulations (referred to hereinafter as the "Reporting Plan") shall submit to the Agency a copy of the IRS Form 8963 submitted to the IRS by April 15 after each calendar year it intends to be reimbursed.

(2)	The Reporting Plan shall submit to the Agency a copy of the IRS Notice of final fee calculation (as described in 26 CFR s. 57.7) by September 15 after each calendar year it intends to be reimbursed.

(3)
The Reporting Plan shall submit its annual statement (which includes information pertinent to the tax impact of this subject fee) once it is issued for the preceding calendar year for which it intends to be reimbursed.

All documents listed above and any additional data or information requested by the Agency shall be submitted with an attestation by the Reporting Plan in accordance with the certification requirements specified in Section XII, Reporting Requirements, of this Contract. Following the determination of the amount to be reimbursed and the federal and state income tax impact related to this health insurance providers fee, the capitated per member per month Fee for the plan will be timely reprocessed. This process is subject to approval by the Centers for Medicare and Medicaid Services and any change in federal or state law.

AHCA Contract No. FA971, Amendment No. 8, Page 1 of 3

b.	Health Insurance Providers Fee Methodology

(1)
Table 1 would show revenue information for the data year related to the fee payment year. For example, Table 1 would include 2013 revenue information for the 2014 Health Insurance Providers fee. This approach is consistent with how the Health Insurance Providers fee amount is calculated by the IRS. Please note that the amounts designated as A through I are net of the exempted premiums amounts. The total premiums taken into account should be allocated proportionately to total premiums by state and line of business.

(2)
The information in Table 1 will be used by the Agency to calculate the portion of the Health Insurance Providers Fee related to Medicaid activities for the Reporting Plan using the formula (A / I) * J. The proportion denoted by (A / I) represents the percentage of total premiums taken into account related to Medicaid for the Reporting Plan, and J represents the total Health Insurance Providers Fee amount allocated to the Reporting Plan as documented by the Reporting Plan's IRS notice. Note that items I and J should be taken directly from the IRS memos received by the Reporting Plan.

Table 1 Florida AHCA Illustrative Health Insurance Providers Fee Information Collection
Business Location	Medicaid Premiums Taken into Account	Other Health Insurance Premiums Taken into Account	Total Premiums Taken into Account
Florida	A	B	C = A + B
Other States	D	E	F = D + E
Total	G	H	I = G+ H
Insurer Fee (Estimated or Final)			J

c.	Adjustment for federal and state income tax related to the Health Insurance Providers Fee Methodology
(1) An actuarially sound approach will be developed to calculate the amount of income tax related to the health insurer fee.
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AHCA Contract No. FA971, Amendment No. 8, Page 2 of 3

Unless otherwise stated, this Amendment shall be effective upon execution by both Parties.
All provisions not in conflict with this Amendment are still in effect and are to be performed at the level specified in this Contract.
This Amendment, and all its attachments, are hereby made part of this Contract.
This Amendment cannot be executed unless all previous amendments to this Contract have been fully executed.
IN WITNESS WHEREOF, the Parties hereto have caused this three (3) page Amendment (including all attachments) to be executed by their officials thereunto duly authorized.

WELLCARE OF FLORIDA, INC.,	STATE OF FLORIDA, AGENCY FOR
D/B/A STAYWELL HEALTH PLAN OF FLORIDA	HEALTH CARE ADMINISTRATION

SIGNED		SIGNED
BY:	/s/ David McNichols	BY:	/s/ Jennifer P. Ungru for
NAME:	David McNichols	NAME:	Elizabeth Dudek
TITLE:	Region President	TITLE:	Secretary
DATE:	March 31, 2014	DATE:	3/31/14

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AHCA Contract No. FA971, Amendment No. 8, Page 3 of 3